EXHIBIT (a)(1)(J)

Amended and Restated Letter to Clients

INFINITY I-CHINA FUND (CAYMAN), L.P.

INFINITY I-CHINA FUND (ISRAEL), L.P.

INFINITY I-CHINA FUND (ISRAEL 2), L.P. AND

INFINITY I-CHINA FUND (ISRAEL 3), L.P.

Second Amended and Restated Offer to Purchase for Cash

Up to 5,750,000 Warrants

of

INFINITY CROSS BORDER ACQUISITION CORPORATION

at a Purchase Price of $0.60 Per Warrant

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 10, 2014 OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the second amended and restated offer to purchase dated March 27, 2014 (the “Offer to Purchase”) and the related amended and restated letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P. (which we collectively refer to as the “Purchasers”, “we”, “us” or “our”) to purchase up to 5,750,000 of the outstanding public warrants (the “Warrants”) of Infinity Cross Border Acquisition Corporation (the “Company” or “Infinity”), at a purchase price of $0.60 per Warrant, in cash, without interest (the “Purchase Price”), for an aggregate purchase price of $3,450,000 (each of the Warrants representing the right to purchase one share of the Company’s ordinary shares, no par value per share (the “Ordinary Shares”), at an exercise price of $7.00 per share) upon the terms and subject to certain conditions of the Offer. Because of proration and conditional tender provisions described in this Offer to Purchase, Purchasers may not purchase all of the Warrants tendered at the Purchase Price if more than the number of Warrants they are seeking in the Offer are properly tendered. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

The Offer is only available for outstanding Warrants. The Company also has outstanding Ordinary Shares and units, each comprising an Ordinary Share of Stock and a Warrant to acquire an Ordinary Shares. You may instruct us to tender Warrants on your behalf that are included in units, but to do so such Warrants must first be separated from the units prior to tendering such Warrants. See “The Offer – Section 3. Procedures for Tendering Warrants” of the Offer to Purchase. On the terms and subject to the conditions of the Offer, Purchasers will only pay for Warrants validly tendered and not properly withdrawn before the Expiration Date.

We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants in the Offer, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Warrants and receive the Purchase Price of $0.60 per Warrant, as indicated in the attached Instruction Form, in cash, without interest;

2.	The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on April 10, 2014, or such later time and date to which Purchasers extend the Offer;

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3.	The Offer is not conditioned on any minimum number of Warrants being tendered. However, the Offer is subject to certain other conditions. If certain events occur, Purchasers may not be obligated to purchase Warrants pursuant to the Offer. See “The Offer – Section 6. Conditions of the Offer” of the Offer to Purchase;

4.	The Offer is for up to an aggregate 5,750,000 Warrants;

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to the Depositary will not be obligated to pay any brokerage commissions or fees, or solicitation fees except as set forth in the Offer to Purchase and the Letter of Transmittal;

6.	If your Warrants are held as part of the Company’s outstanding units, you must first instruct us to separate the units before the Warrants may be tendered.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer (including, if applicable, sufficient time to effect the separation of the units). Please note that the Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on April 10, 2014, or such later time and date to which the Offer is extended.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

None of the Company, the Company’s board of directors, the Purchasers, the Information Agent, or the Depositary is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer – Section 2. Purposes of the Offer; Certain Effects of the Offer,” “The Business Combination,” and “The Offer – Section 11. Important Information Concerning Infinity Corp.,” of the Offer to Purchase. You should discuss whether to tender your Warrants with your broker or other financial advisor, if any.

Warrant holders who choose not to tender will not receive cash for their Warrants. In connection with the Business Combination (as defined in the Offer to Purchase), the Warrants that remain outstanding will be converted automatically into warrants of Infinity Acquisition, which will have certain differences from the Warrants, as set forth in the Offer to Purchase.

None of Infinity’s sponsors, directors and executive officers will tender their Warrants pursuant to the Offer. See “The Offer -- Section 9. Interests of Directors and Executive Officers; Certain Agreements.”

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INSTRUCTION FORM WITH RESPECT TO

INFINITY I-CHINA FUND (CAYMAN), L.P.

INFINITY I-CHINA FUND (ISRAEL), L.P.

INFINITY I-CHINA FUND (ISRAEL 2), L.P. AND

INFINITY I-CHINA FUND (ISRAEL 3), L.P.

Second Amended and Restated Offer to Purchase for Cash

Up to 5,750,000 Warrants

of

Infinity Cross Border Acquisition Corporation

at a Purchase Price of $0.60 Per Warrant

The undersigned acknowledge(s) receipt of your letter and the second amended and restated offer to purchase dated March 27, 2014 (the “Offer to Purchase”) and the related amended and restated letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Infinity Cross Border Acquisition Corporation, Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P. (the “Purchasers”) to purchase up to 5,750,000 of the outstanding public warrants (the “Warrants”) of Infinity Cross Border Acquisition Corporation (the “Company” or “Infinity”), at a purchase price of $0.60 per Warrant, in cash, without interest (the “Purchase Price”), for an aggregate purchase price of $3,450,000 (each of the Warrants representing the right to purchase one Ordinary Share, no par value per share (the “Ordinary Shares”), at an exercise price of $7.00 per share) upon the terms and subject to certain conditions of the Offer. The undersigned acknowledges that because of proration and conditional tender provisions described in this Offer to Purchase, the Purchasers may not purchase all of the Warrants tendered at the Purchase Price if more than the number of Warrants Purchasers are seeking in the Offer are validly tendered and not properly withdrawn.

The undersigned hereby instruct(s) you to tender to Purchasers the number of Warrants indicated below or, if no number is indicated below, all Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

☐	Please check if any or all Warrants being tendered are part of a unit (consisting of one share and one Warrant). As the Warrants you are being instructed to tender pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the tender of the outstanding Warrants.

NUMBER OF WARRANTS TO BE TENDERED HEREBY:	(1)

SIGNATURE:

(1) Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

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